UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 30, 2004

QUOTEMEDIA, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:    0-28599

Nevada

(State or other jurisdiction of incorporation or organization)

91-2008633

(IRS Employer Identification Number)

17100 East Shea Blvd.

Suite 230

Fountain Hills, AZ

(Address of principal executive offices)

85268

(Zip Code)

(480) 905-7311

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) On December 30, 2004, QuoteMedia, Inc. (the “Company”) engaged Hein & Associates LLP as its new independent public accountants and dismissed Allan G. Hutchison, CPA as the principal independent accountant of the Company. The decision to engage the Company’s certifying accountant was recommended and approved by the Audit Committee of the Company’s Board of Directors.

(b) During the two most recent fiscal years ended December 31, 2002 and 2003 and the subsequent interim reporting periods from the last audit date of December 31, 2003, through and including the termination date of December 30, 2004, there were no disagreements between the Company and Allan G. Hutchison, CPA on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events.

(c) The report of Allan G. Hutchison, CPA. on the financial statements of the Company for the past two fiscal years ended December 31, 2002 and 2003, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d) The Company has not consulted with Hein & Associates LLP during the last two fiscal years ended December 31, 2002 and 2003 or during the subsequent interim reporting periods from the last audit date of December 31, 2003, through and including the termination date of December 30, 2004, on either the application of accounting principles or type of opinion Hein & Associates LLP might issue on the Company’s financial statements.

(e) The Company has requested Allan G. Hutchison, CPA to furnish a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether Mr. Hutchison agrees with the above statements made by the Company. A copy of this letter addressed to the SEC, dated December 30, 2004, is filed as Exhibit 16 to this Form 8-K.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) On December 30, 2004, in order to best meet regulatory requirements, the Board of Directors of the Company appointed R. Keith Guelpa as Principal Executive Officer and named him to serve as President and Chief Executive Officer. The Board appointed Dave Shworan as President and Chief Executive Officer of QuoteMedia, Ltd., a wholly owned subsidiary of the Company. Both Messrs. Guelpa and Shworan are directors of QuoteMedia, Inc.

(b) Mr. Guelpa, co-founder of the Company, served as the Company’s President, Chief Executive Officer and Director from July 1999 until November 2002. From December 2002 until December 2004, Mr. Guelpa served as the Company’s Chief Operating Officer and Director. Mr. Guelpa’s prominent career has spanned thirty years, during which he has served as president of high-tech firms involved in telecommunications, digital imaging, and Internet communications. Mr. Guelpa also served as President/COO of a public firm offering brokerage, financial planning, and investment banking services. Mr. Guelpa’s considerable management, marketing, investment banking, and board experience provides Quotemedia with strong public company management expertise.

(c) David M. Shworan has served as the Company’s President, Chief Executive Officer, and a Director since November 2002. Mr. Shworan is a veteran of online marketing and Internet business. Mr. Shworan is the founder of Bravenet Web Services, Inc., a webmaster tools and services site for over 5 million web developers, and has served as the Chief Executive Officer of Bravenet since September 1997. Mr. Shworan is the founder of several Internet companies, and has been a consultant to Internet companies for the past five years.

(d) The Company has an employment agreement with Mr. Shworan to serve as the President and Chief Executive Officer of QuoteMedia, Ltd., the Company’s wholly owned subsidiary. Upon his employment with QuoteMedia, Inc. during fiscal 2002, the Company granted to Mr. Shworan five-year warrants to purchase 4,000,000 shares of the Company’s common stock at an exercise price of $0.05 per share, vesting immediately. On May 8, 2003, the Company revised the original employment agreement with Mr. Shworan. Under the agreement, as amended, the Company agreed to accrue cash compensation to Mr. Shworan of $8,000 per month effective June 1, 2003. The Company will continue to accrue but not pay Mr. Shworan’s salary until such time that the Board of Directors determines that the Company has sufficient financial resources. In connection with this amendment, the Company granted to Mr. Shworan warrants to purchase 2,000,000 shares of our common stock at an exercise price of $.075 per share, vesting immediately. In addition, the Company granted to Mr. Shworan warrants to purchase an additional 19,000,000 warrants at exercise prices ranging from $0.05 to $0.075 per share, which vest pursuant to the Company achieving various monthly net revenue targets and common stock price targets, as follows:

Monthly Net Revenue Targets (1)	Warrants Vested
$40,000	3,000,000
$60,000	2,000,000	(3)
$100,000	2,000,000	(3)
$200,000	2,000,000	(3)

Share Price Targets (2)	Warrants Vested
$0.25	1,000,000
$0.35	1,000,000
$0.50	3,000,000
$0.75	5,000,000

(1)	The respective warrants will vest at such time as the Company records an average of the indicated target level during a three-month period. The warrants will not vest until a three-month average of a target level is achieved. All of the warrants will vest in the event of a change of control of the Company at a price equal to or greater than $0.75 per share, or if the Company’s common stock is quoted on the OTCBB at a price equal to or greater than $1.00 for at least a three-month period.
(2)	The respective warrants will vest at such time as the market value of the Company’s common stock as quoted on the OTCBB achieves a one-month average of the indicated target level.

(3)	Three million of such warrants may only be exercised by Mr. Shworan if there is sufficient authorized common stock available for issuance on a fully diluted basis, subject to further limitation at the Company’s discretion. Such warrants have an exercise price of $0.075 per share. Pursuant to the monthly revenue targets and common stock price targets set forth above, 8,000,000 of the 19,000,000 warrants vested during fiscal 2003 and are currently exercisable.

As of November 30, 2004, 12,000,000 of such warrants had vested pursuant to their terms. On December 30, 2004, after consideration of various factors and to reward Mr. Shworan’s overall performance, the Compensation Committee of the Company’s Board of Directors elected to accelerate the vesting of the remaining 7,000,000 warrants, effective as of that date.

As of December 30, 2004, Mr. Shworan’s employment agreement with QuoteMedia, Inc. was assumed by QuoteMedia, Ltd.

(e) The Company has a five-year employment agreement with Mr. Guelpa, the Company’s President and Chief Executive Officer, which terminated in July 2004. The employment agreement was amended on November 13, 2002 and provides for the same terms but a base salary of $60,000 per year. The agreement provides for incentive-based compensation based upon the Company achieving various profitability levels. In the event the Company records net income of $10.0 million, the Company will grant to Mr. Guelpa options to purchase 500,000 shares of our common stock. If the Company terminates Mr. Guelpa’s employment without cause, the Company has agreed to pay Mr. Guelpa a lump sum payment of two years’ salary and all perquisites. If the Company terminates Mr. Guelpa following a merger, takeover, or any other event that changes more than 25% ownership of the Company, the Company has agreed to pay Mr. Guelpa a lump sum payment of three years’ salary and all perquisites. A lump sum payment equal to one years’ salary and perquisites will be paid, in the event Mr. Guelpa terminates his employment following a transaction such as a merger, takeover or any other event that changes more than 25% ownership of the Company.

ITEM 9.01 EXHIBITS

Number	Description
10.2	Employment Agreement between the Registrant and R. Keith Guelpa (1)

10.6	Employment Agreement between the Registrant and David M. Shworan (2)

16.	Letter of Allan G. Hutchison, CPA regarding the change in certifying accountant

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 10-SB filed with the Commission on December 21, 1999.
(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB filed with the Commission on March 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2004	QuoteMedia, Inc.

	By:	/s/ Keith Randall
	Name:	Keith Randall
	Title:	Chief Financial Officer and Secretary